SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 12, 1999



                           UNITED ROAD SERVICES, INC.
             (Exact name of Registrant as specified in its charter)



           Delaware                   000-24019                94-3278455
(State or Other Jurisdiction of      (Commission             (IRS Employer
        Incorporation)               File Number)         Identification No.)



         17 Computer Drive West, Albany, New York        12205
         (Address of Principal Executive Offices)    (Zip Code)


        Registrant telephone number, including area code: (518) 446-0140

Item 5.  Other Events

         On October 12, 1999, United Road Services, Inc. (the "Company") issued a press release announcing that the Company had appointed Gerald R. Riordan as its new Chief Executive Officer and that Mr. Riordan will join the Company's Board of Directors, filling the vacancy created by the resignation of Edward T. Sheehan. The Company also announced that Richard A. Molyneux will assume the position of Chairman of the Company's Board of Directors following the resignation from the Board of Donald F. Moorehead, Jr. In addition, the Company announced the termination of its previously announced $225 million senior secured credit facility, the retention of a management consulting firm and an anticipated loss for the third quarter of 1999. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 20th day of October, 1999.

UNITED ROAD SERVICES, INC.



By:      /s/ Donald J. Marr
         Name:  Donald J. Marr
         Title:    Senior Vice President and Chief Financial Officer

                                INDEX TO EXHIBITS

99.1 Press Release of United Road Services, Inc., dated as of October 12, 1999.